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                                                                 Exhibit (a)(5)
                          Offer to Purchase for Cash

                    All Outstanding Shares of Common Stock

                                      of

                           EFFICIENT NETWORKS, INC.

                                      at

                         $23.50 Net Per Share in Cash

                                      by

                           MEMPHIS ACQUISITION INC.

                         a wholly owned subsidiary of

                              SIEMENS CORPORATION

                    an indirect wholly owned subsidiary of

                          SIEMENS AKTIENGESELLSCHAFT


 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
        TIME, ON THURSDAY, MARCH 29, 2001, UNLESS THE OFFER IS EXTENDED


                                                                  March 2, 2001

To Our Clients:

   Enclosed for your consideration are the Offer to Purchase dated March 2, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by MEMPHIS ACQUISITION INC., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of SIEMENS CORPORATION, a Delaware corporation ("Siemens Corp.") and an indirect wholly owned subsidiary of SIEMENS AKTIENGESELLSCHAFT, a corporation formed under the laws of the Federal Republic of Germany ("Siemens AG"), to purchase all the issued and outstanding shares of common stock, par value $0.001 per share ("Shares"), of EFFICIENT NETWORKS, INC., a Delaware corporation (the "Company"), for $23.50 per Share (such amount, or any greater amount per Share paid pursuant to the Offer, being the "Per Share Amount"), net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase and in the related Letter of Transmittal. We are (or our nominee is) the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The endorsed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

   We request instructions as to whether you wish to have us tender on your behalf any or all Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

   Your attention is invited to the following:

   1. The tender price is $23.50 per Share, net to you in cash, without interest.

   2. The Offer is being made for all the issued and outstanding Shares.
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   3. The Board of Directors of the Company has unanimously (with Mr. Anthony
T. Maher, a Siemens AG employee, not in attendance) determined that the Merger Agreement (as defined in the Offer to Purchase) and the transactions contemplated thereby, including the Offer and the Merger (as defined in the Offer to Purchase), are fair to, and in the best interest of, the holders of Shares, has approved, adopted and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, and has resolved to recommend that the holders of Shares accept the Offer and tender their Shares pursuant to the Offer.

   4. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, Thursday, March 29, 2001, unless the Offer is extended.

   5. The Offer is conditioned upon, among other things, (i) there having been validly tendered and not withdrawn prior to the expiration of the Offer at least the number of Shares that, when added to the Shares already owned by Siemens AG and its direct and indirect wholly owned subsidiaries, shall constitute a majority of the then outstanding Shares on a fully diluted basis (including, without limitation, all Shares issuable upon the conversion of any convertible securities or upon the exercise of any options, warrants, or rights, excluding, however, any securities not convertible or exercisable on or prior to July 31, 2001 or which have an effective conversion or exercise price in excess of $23.50 per Share immediately prior to the expiration of the Offer) and (ii) any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Act Against Restraints of Competition of the Federal Republic of Germany or any other applicable foreign antitrust law, having expired or been terminated prior to the expiration of the Offer. The Offer is also subject to certain other conditions contained in the Offer to Purchase. See "Section 1. Terms of the Offer; Expiration Date" and "Section 14. Certain Conditions of the Offer" of the Offer to Purchase, which set forth in full the conditions to the Offer.

   6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

   If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form contained in this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

   The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to holders of Shares. Purchaser is not aware of any jurisdiction where the making of the Offer or the acceptance of Shares pursuant thereto is prohibited by any administrative or judicial action or by any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

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          Instructions with Respect to the Offer to Purchase for Cash
                            All Outstanding Shares

                                      of

                           EFFICIENT NETWORKS, INC.

   The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 2, 2001 and the related Letter of Transmittal (which, together with the Offer to Purchaser and any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by MEMPHIS ACQUISITION INC., a Delaware corporation and a wholly owned subsidiary of SIEMENS CORPORATION, a Delaware corporation and an indirect wholly owned subsidiary of SIEMENS AKTIENGESELLSCHAFT, a corporation formed under the laws of the Federal Republic of Germany, to purchase all the issued and outstanding shares of common stock, par value $0.001 per share ("Shares"), of EFFICIENT NETWORKS, INC., a Delaware corporation, for $23.50 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions described in the Offer to Purchase and related Letter of Transmittal.

   This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions described in the Offer.

Dated: __________________, 2001

                                                         Sign Here
    Number of Shares To Be
           Tendered:

                                          _____________________________________


Shares*: ______________________           _____________________________________
                                                       Signature(s)

                                          _____________________________________

                                          _____________________________________
                                               Please type or print name(s)

                                          _____________________________________

                                          _____________________________________

                                          _____________________________________
                                               Please type or print address

                                          _____________________________________
                                              Area Code and Telephone Number

                                          _____________________________________
                                             Taxpayer Identification or Social
                                                      Security Number

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*  Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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